Exhibit 21.1

Lydall, Inc. Subsidiary List as of December 31, 2017

I.             Parent Company
Lydall, Inc.

II.           First tier
Lydall Thermal/Acoustical, Inc.
Lydall Performance Materials, Inc.
Lydall International, Inc.
LDL C.V.
Southern Felt Company, Inc.
Lydall North America, LLC

III.          Second tier
Texel Technical Materials, Inc.
Lydall Netherlands B.V.

IV.          Third tier
Lydall Thermal/Acoustical (Taicang) Company Limited
Lydall Performance Materials B.V.
Lydall France S.A.S.
Lydall Holdings GmbH
Lydall Gerhardi GmbH & Co. KG
Lydall UK Ltd.
Texel Geosol, Inc.
Afitex Geosynthetics, Inc.

V.    Fourth tier
Lydall Performance Materials S.A.S.
Lydall Thermique/Acoustique S.A.S.
Lydall - Gutsche GmbH & Co. KG
Lydall Industrial Filtration (EMEA) Limited
Lydall Industrial Filtration Textile Manufacturing (EMEA) Limited
Andrew Industries (Hong Kong) Limited

VI.    Fifth tier
Lydall Industrial Textile Manufacturing Company (Shanghai) Limited
Lydall Industrial Textile Manufacturing (Wuxi) Company Limited
Lydall Industrial Textile Trading Company (Shanghai) Limited
Acoustique Saint-Nazaire S.A.S.
Gutsche Hodling GmbH

VII.    Sixth Tier
Leaseford Enterprises Limited

VIII.    Seventh Tier
Gutsche Environmental Technology (Yixing) Company Limited